As filed with the Securities and Exchange Commission on April 30, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Autozi Internet Technology (Global) Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Building B09

Intelligence Park No. 26 Yongtaizhuang North Road

Haidian District, Beijing, China

Telephone: +86 13810709967

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated 2024 Equity Incentive Plan
(Full title of the plan)

VESSEL GLOBAL CAPITAL

31 Hudson Yards, FL 10

New York, NY 10001

United States

+1 929-399-8888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yilin Xu, Esq.

Cooley LLP

52/F, China World Office Tower A

No. 1 Jianguomenwai Avenue

Beijing, the People’s Republic of China

+86 10 8540-0618

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 (“Registration Statement”) is being filed pursuant to General Instruction E to Form S-8 for the purpose of registering 5,000,000 additional Class A ordinary shares of a par value US$0.000001 per share (the “Class A Ordinary Shares”) of Autozi Internet Technology (Global) Ltd. (the “Registrant”) which are reserved for issuance under the Registrant’s Amended and Restated 2024 Equity Incentive Plan (the “2024 Plan”). These 5,000,000 additional Class A Ordinary Shares have been authorized under the 2024 Plan, as approved by the Registrant’s board of directors on April 24, 2025. These additional Class A Ordinary Shares are of the same class as other securities for which registration statements on Form S-8 (File No. 333-283337) was filed with the Securities and Exchange Commission (the “Commission”) on November 19, 2024 (the “Prior S-8 Registration Statement”). Pursuant to General Instruction E to Form S-8, the information contained in the Prior S-8 Registration Statement is incorporated by reference into this Registration Statement, except as otherwise set forth herein.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed or to be filed (other than portions of these documents furnished or otherwise not deemed filed) by Registrant with the Commission are incorporated by reference as of their respective dates and deemed to be a part hereof:

(a)	The Registrant’s annual report on Form 20-F for the fiscal year ended September 30, 2024 filed with the Commission on January 27, 2025 (File No. 001-42255);

(b)	The Registrant’s current reports on Form 6-K furnished to the Commission on January 28, 2025, January 31, 2025, February 7, 2025, February 20, 2025, February 24, 2025, March 28, 2025, and April 14, 2025; and

(c)	The description of the Registrant’s ordinary shares contained in Exhibit 2.1 to the Registrant’s annual report on Form 20-F for the fiscal year ended September 30, 2024, filed with the Commission on January 27, 2025, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. In addition, any current report on Form 6-K of the Registrant hereafter furnished to the Commission pursuant to the Exchange Act shall be incorporated by reference into this registration statement if and to the extent provided in such document. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8. Exhibits

See the Index to Exhibits below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the Registrant’s registration statement on Form F-1 (File No. 333-281215), as amended, initially filed with the Commission on August 2, 2024)

4.2	Second Amended and Restated Memorandum and Articles of Association (incorporated herein by reference to Exhibit 3.2 to the Registrant’s registration statement on Form F-1 (File No. 333-281215), as amended, initially filed with the Commission on August 2, 2024)

5.1*	Harney Westwood & Riegels (regarding validity of Class A Ordinary Shares being registered)

10.1	Amended and Restated 2024 Equity Incentive Plan, effective on April 24, 2025 (incorporated herein by reference to Exhibit 99.1 to the Registrant’s current report on Form 6-K (File No. 001-42255) furnished with the Commission on April 25, 2025)

23.1*	Consent of Harney Westwood & Riegels (included in its opinion filed as Exhibit 5.1)

23.2*	Consent of Marcum Asia CPAs LLP

24.1*	Power of Attorney (included on the signature page hereto)

107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on April 30, 2025.

Autozi Internet Technology (Global) Ltd.

By:	/s/ Houqi Zhang
Name:	Houqi Zhang
Title:	CEO and Chairman of the Board

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Dr. Houqi Zhang as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on April 30, 2025.

Signature	Title

/s/ Houqi Zhang	Chairman of the Board of Directors and Chief Executive Officer
Houqi Zhang	(Principal Executive Officer)

/s/ Jinming Dong	Chief Financial Officer
Jinming Dong	(Principal Financial Officer)

/s/ Jun J. Wang	Director
Jun J. Wang

/s/ Kevin Vassily	Director
Kevin Vassily

/s/ Weston Twigg	Director
Weston Twigg

/s/ Jing Lu	Director
Jing Lu

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Autozi Internet Technology (Global) Ltd. has signed this registration statement or amendment thereto in New York, New York on April 30, 2025.

Authorized U.S. Representative

VESSEL GLOBAL CAPITAL

By:	/s/ Warren Wang
Name:	Warren Wang
Title:	Chairman and Chief Executive Officer

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